Exhibit 10.5

Date :	17th April 2008

Our ref :	OCC/MM/Team 8/BTB

CONFIDENTIAL

Atlantic Components Limited
B24-B27, 1/F, Block B,
Proficient Industrial Centre,
6 Wang Kwun Road,
Kowloon Bay, Kowloon,
Hong Kong.

Attn: Mr. Yang Chung Lun

Dear Sirs,

BANKING FACILITIES

We, Standard Chartered Bank (Hong Kong) Limited, refer to our letter dated 28th December 2007 setting out the facilities made available to the Customer(s) below.

CUSTOMER(S):

Atlantic Components Limited

Following our recent discussions, we are pleased to confirm that the terms of the facilities will be varied as follows:

B.	FACILITY LIMITS:

(1) General Banking Facilities

The entire section under this heading will be revised to read as follows:

Type(s) of Facility		Facility Limit(s)	Designated Customer(s) and Sub-limit(s), if applicable

1.	Current Account Overdraft	HKD1,000,000.-	•	The Customer

2.	Trade Finance (Please refer to Appendix 1 for product details.)	HKD24,000,000.-	—

	(a) Trade Finance Group All		•	The Customer (HKD24,000,000.-)

	(b) Trade Finance Group 1		•	The Customer (HKD24,000,000.-)

	(c) Trade Finance Group 2		•	The Customer (HKD24,000,000.-)

	(d) Trade Finance Group 3		•	The Customer (HKD24,000,000.-)

3.	Factoring	HKD24,000,000.- (being FIU Limit)	•	The Customer

Total Facility Limit:		HKD49,000,000.-

Standard Chartered Bank (Hong Kong) Limited
Wholesale Bank
Credit Risk Control

11th Floor Standard Chartered Tower
388 Kwun Tong Road Kwun Tong Hong Kong

Atlantic Components Limited	Page 2

Notes:

•	Unutilized portion of Facility 1 can be earmarked for Facility 2 but not vice versa.

•

The aggregate amounts outstanding under all Sub-limits shall not at any time exceed the Facility Limit to which the Sub-limits relate and the aggregate amounts outstanding under all Facilities shall not at any time exceed the Total Facility Limit.

E.	COVENANTS AND UNDERTAKINGS:

The following item under this section will be revised to read as follows:

The Customer undertakes to the Bank that it will:

1.	procure that the security position of its existing lenders will not be improved and all new lenders will be on pari-passu or no better security position than the Bank.

G.	OTHER TERMS AND CONDITIONS:

The following item under this section will be revised to read as follows:

6.	The Customer acknowledges the following:

(a)	The Customer has received and read the Bank’s Notice to Customers and Other Individuals relating to the Personal Data (Privacy) Ordinance and the Code of Practice on Consumer Credit Data; and

(b)

The Customer has, or will, notify each of its Relevant Individuals, the Bank may, in the course of providing banking services to the Customer, receive Customer information in respect of that Relevant Individual.

For the purpose of the above, a “Relevant Individual” is defined as being one of the following (but not limited to) Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, department heads, corporate officers (e.g. authorized signatories, company secretary etc.), directors, major shareholders, beneficial owners, and guarantors (where applicable).

A handling fee of HKD3,000.- will be payable upon our receipt of your acceptance of this letter.

The variation(s) set out above will take effect when we have received:

•	the enclosed copy of this letter signed by a director on behalf of the Customer(s).

Atlantic Components Limited	Page 3

Please sign the enclosed copy of this letter and return it to the Bank’s Credit Risk Control at 11th Floor, Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Kowloon, for the attention of Ms. Donna Chan within one month after the date of this letter, after which this offer of variation(s) will lapse. When the variations take effect, this letter will amend the terms of the existing facility letter which the Bank has issued to the Customer(s), as set out above. In all other respects, the terms of the existing facility letter will remain in full force and effect. This letter will be governed by the laws of Hong Kong SAR.

We enclose a set of documents which should also be completed and returned to the Bank at the above mentioned address. If you have any queries regarding the completion of the required documents, please contact our Ms. Donna Chan, whose telephone number is 2282-6313. With regard to banking arrangements, you can contact our Relationship Manager Mr. Fred Ho, whose telephone number is 2821-1086.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,
For and on behalf of
STANDARD CHARTERED BANK (HONG KONG) LIMITED

Stephen Wong Senior Credit Documentation Manager	Sophia Lau Manager, Credit Risk Control

SL/SW/DCH
Encl.

Agreed.
For and on behalf of
ATLANTIC COMPONENTS LIMITED

Director

Each of the undersigned hereby acknowledge the terms of this facility letter and confirm that their respective obligations under each guarantee and security document (as applicable) that they have executed in favour of the Bank will continue in full force and are not and will not be affected, discharged or varied by the execution of this facility letter.

For and on behalf of
SYSTEMATIC INFORMATION LIMITED

Atlantic Components Limited	Page 4

For and on behalf of
SOLUTION SEMICONDUCTOR (CHINA) LIMITED

YANG CHUNG LUN